Exhibit (4.25)

EXECUTION VERSION

CANADIAN SECURITY AGREEMENT

Dated January 20, 2012

From

The Grantors referred to herein

as Grantors

to

Citicorp North America, Inc.

as Agent

TABLE OF CONTENTS

Page

SECTION 1	GRANT OF SECURITY	2

SECTION 2	SECURITY FOR OBLIGATIONS	6

SECTION 3	GRANTORS REMAIN LIABLE	6

SECTION 4	DELIVERY AND CONTROL OF SECURITY COLLATERAL	7

SECTION 5	MAINTAINING THE ACCOUNT COLLATERAL	8

SECTION 6	REPRESENTATIONS AND WARRANTIES	9

SECTION 7	FURTHER ASSURANCES	12

SECTION 8	AS TO EQUIPMENT AND INVENTORY	13

SECTION 9	INSURANCE	14

SECTION 10	POST-CLOSING CHANGES; COLLECTIONS ON ASSIGNED AGREEMENTS AND RECEIVABLES	15

SECTION 11	AS TO INTELLECTUAL PROPERTY COLLATERAL	16

SECTION 12	VOTING RIGHTS; DIVIDENDS; ETC	18

SECTION 13	AS TO THE ASSIGNED AGREEMENTS	19

SECTION 14	AS TO LETTER-OF-CREDIT RIGHTS	19

SECTION 15	TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES	20

SECTION 16	AGENT APPOINTED ATTORNEY IN FACT	20

SECTION 17	AGENT MAY PERFORM	21

SECTION 18	THE AGENT'S DUTIES	21

SECTION 19	REMEDIES	22

SECTION 20	INDEMNITY AND EXPENSES	24

SECTION 21	AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC	25

SECTION 22	CONFIDENTIALITY; NOTICES; REFERENCES	25

SECTION 23	CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT	27

SECTION 24	RELEASE; TERMINATION	27

SECTION 25	CURRENCY REFERENCES	28

SECTION 26	EXECUTION IN COUNTERPARTS	28

SECTION 27	GOVERNING LAW	28

SECTION 28	MARSHALLING	28

Schedules

12533690.7

TABLE OF CONTENTS
(continued)
Page

Schedule I                      -           Investment Property

Schedule II                     -           Pledged Deposit Accounts

Schedule III                    -           Receivables and Agreement Collateral

Schedule IV                    -           Intellectual Property

Schedule V                      -           Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization, Organizational
                                                        Identification Number and Jurisdictions of Tangible Personal Property

Schedule VI                      -          [Reserved]

Schedule VII                    -           Letters of Credit

Schedule VIII                  -           Equipment Locations

Schedule IX                     -           Inventory Locations

Exhibits

Exhibit A                          -           Form of Intellectual Property Security Agreement
Exhibit B                           -           Form of Intellectual Property Security Agreement Supplement
Exhibit C                           -           Form of Security Agreement Supplement

CANADIAN SECURITY AGREEMENT

CANADIAN SECURITY AGREEMENT dated January 20, 2012 (this "Agreement") made by Kodak Canada Inc., an Ontario corporation (the "Borrower"), and the other Persons listed on the signature pages hereof, or which at any time execute and deliver a Canadian Security Agreement Supplement (as hereinafter defined) in substantially the form attached hereto as Exhibit C (the Borrower and such other Persons, collectively, the "Grantors"), to Citicorp North America, Inc., as agent (in such capacity, together with any successor Agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the "Agent") for the Secured Parties (as hereinafter defined).

PRELIMINARY STATEMENTS

(1)
Reference is made to the Debtor-in-Possession Credit Agreement, dated as of January 20, 2012, among the Borrower, Eastman Kodak Company (the “Company”), the Subsidiaries of the Company party thereto, the Agent and Lenders from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

(2)
Each Grantor is the owner of the shares of stock or other equity interests in its Subsidiaries set forth on Part I of Schedule I hereto and issued by the Persons named therein (such shares of stock or other equity interests, the “Initial Pledged Equity”).  Each Grantor is the holder of the indebtedness owed to such Grantor (the "Initial Pledged Debt") set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(3)
Each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule II hereto (together with all deposit accounts now owned or hereafter acquired by the Grantors, the "Pledged Deposit Accounts").

(4)
It is a condition precedent to the making of Canadian Revolving Loans by the Lenders under the Credit Agreement that the Grantors shall have granted the security interests contemplated by this Agreement.  Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents.

(5)
Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  Further, unless otherwise defined in this Agreement or in the Credit Agreement and unless the context otherwise requires, all the terms used in this Agreement without initial capitals, which are defined in the PPSA (as defined below) or the STA (as defined below), have the same meanings in this Agreement as in the PPSA or the STA, as applicable.  "PPSA" means the Personal Property Security Act as in effect from time to time in the Province of Ontario; provided that, if the validity, perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Personal Property Security Act as in effect in a jurisdiction other than the Province of Ontario, "PPSA" means the Personal Property

Security Act as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority.  "STA" means the Securities Transfer Act, 2006, S.O. 2006, c.8 or similar legislation of any other applicable jurisdiction.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Canadian Revolving Loans under the Credit Agreement, each Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties (as hereinafter defined) as follows:

SECTION 1	GRANT OF SECURITY

(1) Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest and a security interest is taken in such Grantor's right, title and interest in and to all of such Grantor's present and future undertaking and property (collectively, the "Collateral") including, without limitation, all its present and after acquired personal property and the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, provided, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under this Section 1 hereof attach to: (A) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement, (B) subject to Section 3(b), any lease, license, contract, or agreement or other property right (“Contractual Rights”), to which any Grantor is a party or of any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in: (x) the abandonment, invalidation, unenforceability or other impairment of any right, title or interest of any Grantor therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such Contractual Rights, (C) any real property or fixture, or (D) the last day of the term of any lease or any agreement therefor now held or hereafter acquired by a Grantor, but should the Agent enforce its security interest therein the Grantor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of such security interest, or (E) any capital stock or assets of 1680382 Ontario Limited:

(a)
all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft and furniture (excepting all fixtures), all parts thereof and all accessions thereto and all other tangible personal property which is not Inventory (as hereafter defined) or consumer goods (any and all such property being the "Equipment");

(b)
all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor (any and all such property being the "Inventory");

(c)
all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (f), (g) or (h) below, being the "Receivables"), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the "Related Contracts");

(d)	all chattel paper, warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(e)	all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(f)	the following (the "Security Collateral"):

(i)
the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii)
the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii)
all additional shares of stock and other equity interests from time to time acquired by such Grantor in any manner of each Subsidiary of such Grantor (other than 1680382 Ontario Limited) (such shares and other equity interests, together with the Initial Pledged Equity, being the "Pledged Equity"), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all warrants, rights or options issued thereon or with respect thereto;

(iv)	all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "Pledged

Debt") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v)
all security entitlements or commodity or futures contracts carried in a securities account or commodity or futures account, all security entitlements with respect to all financial assets from time to time credited to the Pledged Deposit Accounts and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and

(vi)
all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity or futures contracts and (E) commodity or futures accounts, but excluding any equity interest excluded from the Pledged Equity) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto ("Investment Property");

(g)
each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

(h)	the following (collectively, the "Account Collateral"):

(i)
the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;

(ii)
all promissory notes, certificates of deposit, cheques and other instruments from time to time delivered to or otherwise possessed by the Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)
all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(i)	the following (collectively, the "Intellectual Property Collateral"):

(i)	all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)
all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby ("Trademarks");

(iii)
all copyrights, including, without limitation, copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered ("Copyrights"); all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "Trade Secrets"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and integrated circuit topographies;

(iv)
all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(v)	all agreements, licenses and covenants providing for the granting of any right in or to any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary ("IP Agreements"); and

(vi)
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(j)	all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to,

any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash; and

(k)
all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 1 and all contracts, instruments and other rights and benefits in respect thereof and all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 1.

(2) Each of the Grantors acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the security interests granted hereby, (iv) the security interests granted hereby in Collateral in which it acquires an interest after the execution of this Agreement attach when it acquires such interest, and (v) it has received a duplicate copy of this Agreement.

SECTION 2	SECURITY FOR OBLIGATIONS

This Agreement secures, in the case of each Grantor, the payment and performance of all obligations of such Grantor and the Subsidiaries of the Company now or hereafter existing under (a) the Loan Documents, and (b) to the extent constituting Canadian Obligations, the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the "Secured Obligations") owing to the Canadian Secured Parties (collectively, the "Secured Parties");  provided that the Secured Obligations shall not include any such obligations of any US Guarantor. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party under the Loan Documents or Canadian Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving any of the Loan Parties and other Subsidiaries of the Company.

SECTION 3	GRANTORS REMAIN LIABLE

(a)
Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b)
With respect to any Contractual Rights of any Grantor not subject to the security interest granted herein as provided in Section 1(c), such Grantor shall hold its interest in such Contractual Rights in trust for the Agent and will assign such Contractual Rights to the Agent on behalf of the Secured Parties forthwith upon obtaining the consent of the other party thereto.  Each Grantor agrees that it will, upon the request of the Agent, following the occurrence and during the continuance of an Event of Default, use its reasonable best efforts to obtain any consent required to permit any Contractual Rights to be subjected to the security interest granted herein.

SECTION 4	DELIVERY AND CONTROL OF SECURITY COLLATERAL

(a)
All certificates or instruments representing or evidencing Pledged Equity or Pledged Debt shall be promptly delivered (provided, that in the case of any such certificates or instruments owned by the Grantors as of the Effective Date, such certificates or instruments shall be delivered within 60 days following the Closing Date (except as otherwise specified on Schedule 5.01(m) of the Credit Agreement) or in each case prior to such later date as the Agent shall agree in its discretion) following the date of this Agreement to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent except to the extent that such transfer or assignment is (x) prohibited by applicable law or (y) subject to certain corporate actions by the holders or issuers of Initial Pledged Equity which have not occurred as of the Effective Date and governmental approvals or consents to pledge or transfer with respect to the issuers of Pledged Equity which have not yet been obtained as to which Grantor shall use commercially reasonable efforts to complete as soon as practicable after the date hereof.

(b)
With respect to any Security Collateral representing interests in Subsidiaries in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Agent that, upon notice from the Agent that an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such Security Collateral originated by the Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Agent.  Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral as provided in Section 4(e) below.

(c)
With respect to any securities or commodity or futures account, any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Agent hereunder is not the securities intermediary, upon the request of the Agent upon the occurrence and during the continuance of an Event of Default the relevant Grantor will use its commercially reasonable efforts to cause the securities intermediary with respect to such security or commodity or futures account or security entitlement to identify in its records the Agent as the entitlement holder thereof.

(d)
Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor shall cause the Security Collateral to be registered in the name of the Agent or such of its nominees as the Agent shall direct, subject only to the revocable rights specified in Section 12(a).  In addition, the Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account to Security Collateral consisting of financial assets held directly by the Agent, and to convert Security Collateral consisting of financial assets held directly by the Agent to Security Collateral consisting of financial assets credited to any securities or commodity or futures account.

(e)
Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

SECTION 5	MAINTAINING THE ACCOUNT COLLATERAL

So long as any Loan or any other payment obligation of any Loan Party of which the Borrower has notice under any Loan Document shall remain unpaid, or any Lender shall have any Commitment:

(a)
Each Grantor will enter into an agreement with the financial institution holding a Pledged Deposit Account pursuant to which such financial institution shall agree with such Grantor and the Agent to, upon notice from the Agent upon the occurrence and during the continuance of an Event of Default, comply with instructions originated by the Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Agent (a "Deposit Account Control Agreement"), and, upon the occurrence and during the continuance of an Event of Default, instruct each Person obligated at any time to make any payment to such Grantor for any reason (an "Obligor") to make such payment to such a Pledged Deposit Account.

(b)
The Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy the Grantor's obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.  As soon as reasonably practicable after any such transfer, the Agent agrees to give written notice thereof to the applicable Grantor.

SECTION 6	REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants as follows:

(a)
Such Grantor's exact legal name, place of business, chief executive office, each jurisdiction in which it has tangible personal property, type of organization and jurisdiction of formation as of the date hereof is set forth in Schedule V hereto.

(b)
Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Credit Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, has been filed in favour of the Agent relating to the Loan Documents or is otherwise permitted under the Credit Agreement.

(c)
All Equipment of such Grantor having a value in excess of $5,000,000 and Inventory of such Grantor having a value in excess of $5,000,000 as of the date hereof is located at the places specified therefor in Schedule VIII  and Schedule IX hereto, respectively.  Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.

(d)
None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $5,000,000 that has not been delivered to the Agent.  All Receivables or Agreement Collateral valued in excess of $5,000,000 is listed on Schedule III attached hereto.

(e)
All Security Collateral consisting of certificated securities and instruments with an aggregate fair market value in excess of $5,000,000 for all such Security Collateral of the Grantors has been delivered to the Agent in accordance with the time periods set forth in Section 4(a).

(f)	If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(g)
The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable.  The Pledged Debt pledged by such Grantor hereunder (i) has been duly authorized, authenticated or issued and delivered, (ii) is the legal, valid and binding obligation of the issuers thereof, (iii) if evidenced by any promissory note, such promissory note has been delivered to the Agent in accordance with the time periods set forth in Section 4(a), and (iv) is not in default.

(h)
The Initial Pledged Equity pledged by such Grantor constitutes, as of the date hereof, 100% of the issued and outstanding equity interests of the issuers thereof indicated on Part I of Schedule I hereto.  The Initial Pledged Debt constitutes all of the outstanding Debt for Borrowed Money owed to such Grantor by the issuers thereof as indicated on Part II of Schedule I hereof.

(i)	Such Grantor has no Investment Property with a market value in excess of $5,000,000 as of the date hereof, other than the Investment Property listed on Part III of Schedule I hereto.

(j)
The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor's knowledge, any material Assigned Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.

(k)
Such Grantor has no material deposit accounts subject to the grant or security in Section 1 of this Agreement as of the date hereof, other than the Pledged Deposit Accounts listed on Schedule II hereto.

(l)
Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $5,000,000 and issued by a United States or Canadian financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.

(m)
This Agreement creates in favour of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Secured Obligations except to the extent that control or possession by the Agent is required for the creation of the security interest; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect other than (i) federal registration which may be necessary to perfect the Agent's security interest with respect to Collateral consisting of vessels, rolling stock or aircraft; and (ii) actions necessary to transfer and prior approval of or filings with any governmental entity required in connection with any interest in Pledged Equity; provided however, that the Agent will receive a security interest, but not a first priority security interest, in (1) Collateral subject to Liens permitted by the terms of the Credit Agreement which rank in priority to the security interest granted herein and (2) other Collateral to the extent consented to by the Agent and approved by the Required Lenders (collectively, the "Specified Collateral").

(n)
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest in Collateral other than the Specified Collateral), except for (A) the filing of financing statements and financing change statements under the PPSA, which financing statements or financing change statements, as the case may be, have been duly filed and are in full force and effect, (B) certain corporate actions by the holders or issuers of non-US Initial Pledged Equity which have not occurred as of the Effective Date, necessary to transfer or assign, (C) the actions described in Section 4 with respect to the Security Collateral, (D) federal filings which may be necessary in respect of vessels, rolling stock or aircraft, or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(o)
The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a Material Adverse Effect.

(p)	As to itself and its Intellectual Property Collateral:

(i)
Except as set forth on Schedule IV hereto, to the knowledge of such Grantor, neither the operation of such Grantor's business nor the use of the Intellectual Property Collateral by such Grantor in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any third party, except, in each case, as are not reasonably expected to have a Material Adverse Effect.

(ii)
Such Grantor is the exclusive owner of all right, title and interest in and to Patents, Trademarks and Copyrights contained in the Intellectual Property Collateral, except as set forth in Schedule IV hereto with respect to co-ownership of certain Patents, and except for such failures to have exclusive ownership that are not reasonably expected to have a Material Adverse Effect.

(iii)
The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the registered patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications owned by such Grantor as of the date set forth therein.

(iv)
The issued Patents and registered Trademarks contained in the Intellectual Property Collateral have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of such Grantor, are valid and enforceable, except to the extent such Grantor has ceased use of any such registered Trademarks, and except, in each case, as are not reasonably expected to have a Material Adverse Effect.

(v)
Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes, as deemed necessary by Grantor in its reasonable business discretion, to maintain in full force and effect and protect its interest in each and every material item of Intellectual Property Collateral owned by such Grantor that is registered or the subject of an application for registration.

(vi)
Except as set forth in Schedule IV hereto, no claim has been asserted and is pending or, to the knowledge of such Grantor, threatened by any Person challenging the use of any Intellectual Property Collateral by a Grantor or the validity or  enforceability of any such Intellectual Property Collateral, nor does such Grantor know of any valid basis for any such claim, except, in either case, for such claims that individually or in the aggregate are not reasonably expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property Collateral.

(vii)
Except as set forth on Schedule IV hereto, with respect to each material IP Agreement: (A) to the knowledge of such Grantor, such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement within the six months immediately preceding the date of this Agreement; (D) within the six months immediately preceding the date of this Agreement, such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to such Grantor's knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and, to the knowledge of such Grantor, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification under such IP Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(viii)
Such Grantor has used commercially reasonable efforts to maintain the confidentiality of the Trade Secrets of such Grantor and to protect such Trade Secrets from unauthorized use, disclosure or appropriation and no such Trade Secrets have been disclosed by such Grantor other than to employees, representatives, agents, consultants and contractors of such Grantor or other Persons, all of whom are bound by written confidentiality agreements.

SECTION 7	FURTHER ASSURANCES

(a)
Each Grantor agrees that from time to time, in accordance with the terms of this Agreement at the expense of such Grantor and at the reasonable request of the Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will, at the reasonable request of the Agent, promptly with respect to the Collateral of such Grantor:  (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Assigned Agreement and, at the request of the Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) file such financing statements or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Agent, take all action to ensure that the Agent's security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (v) deliver to the Agent evidence that all other actions that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b)
Each Grantor hereby authorizes the Agent to file one or more financing statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in Canada other than any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the PPSA.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Agent to have filed such financing statements or amendments filed prior to the date hereof.

(c)
Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.

SECTION 8	AS TO EQUIPMENT AND INVENTORY

(a)
Each Grantor will keep its Equipment having a value in excess of $5,000,000 and Inventory having a value in excess of $5,000,000 (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule VIII and Schedule IX, respectively, or, upon 30 days' prior written notice to the Agent (or lesser time as may be agreed by the Agent), at such other places designated by such Grantor in such notice.

(b)
Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement.  In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.

SECTION 9	INSURANCE

(a)
Each Grantor will, at its own expense, maintain or cause to be maintained, insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be customary for similar businesses of the size and scope of the Borrower on a consolidated basis, provided however that the Grantor may self insure to the extent consistent with prudent business practice.  Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses, except for losses of less than $12,500,000 per occurrence, to be paid in accordance with the Lender loss payee provisions which were requested pursuant to clause (iv) below, directly to the Agent.  So long as no Event of Default shall have occurred and be continuing, all property damage insurance payments received by the Agent in connection with any loss, damage or destruction of Inventory will be released by the Agent to the applicable Grantor.  Each such policy shall in addition (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto, (iii) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer and (iv) contain such other customary lender loss payee provisions as the Agent shall reasonably request. Each Grantor will, if so requested by the Agent, deliver to the Agent certificates of insurance evidencing such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance.  Further, each Grantor will, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 1(g) and cause the insurers to acknowledge notice of such assignment.

(b)
Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred damages covered by such insurance.  In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 9 is not applicable, the applicable Grantor, to the extent determined to be in the business interest of such Grantor, will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements or, if such Grantor determines not to repair or replace such Equipment or Inventory, treat the loss or damage as a disposition under Section 5.02(e)(v) of the Credit Agreement.

(c)
So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor.  Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent's sole discretion, (i) be released to the applicable Grantor for the repair, replacement or restoration thereof, (ii) be held as additional Collateral hereunder or applied as specified in Section 19(o) or (iii) be released to the Agent Sweep Account and applied as provided in Section 2.18(h) of the Credit Agreement.

SECTION 10	POST-CLOSING CHANGES; COLLECTIONS ON ASSIGNED AGREEMENTS AND RECEIVABLES

(a)
No Grantor will change its name, place of business, chief executive office, type of organization, jurisdiction of formation or jurisdiction in which it has tangible personal property from those set forth in Schedule V of this Agreement without first giving at least 15 Business Days prior written notice to the Agent, or such lesser period of time as agreed by the Agent, and taking all action reasonably required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement.  Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents to the extent provided in Section 5.01(e) of the Credit Agreement.

(b)
Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables.  In connection with such collections, such Grantor may take (and, at the Agent's direction, will take) such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements and Receivables of the assignment of such Assigned Agreements to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements and Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Receivables.  After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements and Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be deposited in the Agent Sweep Account in Canada and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(o) of this Agreement or as provided in Section 2.18(h) of the Credit Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

SECTION 11	AS TO INTELLECTUAL PROPERTY COLLATERAL

(a)
With respect to each item of its Intellectual Property Collateral material to the business of the Grantors, each Grantor agrees to take, at its expense, all commercially reasonable steps as determined in Grantor's reasonable discretion, including, without limitation, in the Canadian Intellectual Property Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance (in accordance with the exercise of such Grantor's reasonable business discretion) of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Canadian Intellectual Property Office or other governmental authorities, the filing of applications for renewal or extension, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings initiated by third parties, in each case except where the failure to so file, register, maintain or participate is not reasonably likely to have a Material Adverse Effect.  No Grantor shall, without the written consent of the Agent, which shall not be unreasonably withheld or delayed, discontinue use of or otherwise abandon any such material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have reasonably determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer reasonably necessary or desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

(b)	Until the termination of the Credit Agreement, each Grantor agrees to provide, annually to the Agent an updated Schedule of its Patents, Trademarks and registered Copyrights.

(c)
In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed, misappropriated or otherwise violated by a third party in any material respect, such Grantor shall take such commercially reasonable actions determined in its reasonable discretion, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement, misappropriation or other violation and for an injunction against such infringement, misappropriation or other violation.

(d)
Each Grantor shall take all reasonable steps which it deems appropriate under the circumstances to preserve and protect each item of its material Trademarks included in the Intellectual Property Collateral, including, without limitation, taking all reasonable steps which it deems appropriate under the circumstances to maintain substantially the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the general quality of the products and services as of the date hereof, and taking all reasonable steps which it deems appropriate under the circumstances to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(e)
With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Agent in such Intellectual Property Collateral with the Canadian Intellectual Property Office and any other governmental authorities necessary to register, file or record the security interest hereunder in such Intellectual Property Collateral.

(f)
Each entity which executes a Canadian Security Agreement Supplement (as hereinafter defined) as Grantor shall execute and deliver to the Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent (an "IP Security Agreement Supplement") identifying the Intellectual Property Collateral pledged by such Grantor, which IP Security Agreement Supplement shall be recorded with the Canadian Intellectual Property Office and any other governmental authorities necessary to register, file or record the security interest hereunder in such Intellectual Property Collateral.

SECTION 12	VOTING RIGHTS; DIVIDENDS; ETC.

(a)	So long as no Default under Section 6.01(a) or (e) of the Credit Agreement shall have occurred and be continuing:

(i)	Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii)
Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable in the form of instruments or certificates in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Agent to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii)
The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)	Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (e) of the Credit Agreement:

(i)
All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)	All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b)

shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Agent as Security Collateral in the same form as so received (with any necessary endorsement).

SECTION 13	AS TO THE ASSIGNED AGREEMENTS

(a)	Each Grantor will at its expense:

(i)
perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it to the extent consistent with its past practice or reasonable business judgement, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Agent; and

(ii)
furnish to the Agent promptly upon receipt thereof copies of all notices of defaults in excess of $25,000,000 received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Agent may reasonably request and (B) upon request of the Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

(b)
Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(c)
Each Grantor agrees, upon the reasonable request of Agent, to instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.

(d)
All moneys received or collected pursuant to subsection (c) above shall be (i) released to the applicable Grantor on the terms set forth in Section 5 so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(o).

SECTION 14	AS TO LETTER-OF-CREDIT RIGHTS

(a)
Except as otherwise permitted by the Credit Agreement and this Agreement, each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit, hereby assigns to the Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.  Upon request of the Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $5,000,000 and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Agent and deliver written evidence of such consent to the Agent.

(b)
Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Agent, (i) notify (and such Grantor hereby authorizes the Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Agent or its designee and (ii) arrange for the Agent to become the transferee beneficiary of letter of credit.

SECTION 15	TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES

(a)
Each Grantor agrees that it will not (i) sell, assign or dispose of Collateral except as permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

(b)
Subject to the terms of the Credit Agreement and this Agreement, each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Grantor or its Affiliates, and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities as required by Section 5.01(i) of the Credit Agreement from time to time acquired by such Grantor in any manner.

SECTION 16	AGENT APPOINTED ATTORNEY IN FACT

Each Grantor hereby irrevocably appoints the Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)	to obtain and adjust insurance required to be paid to the Agent pursuant to Section 9,

(b)	to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)	to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)
to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.

The powers granted to the Agent under this Section 16 are coupled with an interest and are irrevocable until the security interest granted hereunder is released and this Agreement is terminated in accordance with Section 24.

SECTION 17	AGENT MAY PERFORM

If any Grantor fails to perform any agreement contained herein, the Agent may, but without any obligation to do so, upon notice to the Grantor with a copy to the Company at least five Business Days in advance and if any Grantor fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 20.

SECTION 18	THE AGENT'S DUTIES

(a)
The powers conferred on the Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)
Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more of its Affiliates or branches (or, with the consent of the Borrower, any other Persons) subagents (each a "Subagent") for the Agent hereunder with respect to all or any part of the Collateral.  In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such Collateral, and (iii) the term "Agent", when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.

SECTION 19	REMEDIES

(1) If any Event of Default shall have occurred and be continuing:

(a)
the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the PPSA, Civil Code of Quebec or UCC (whether or not any of the PPSA, the Civil Code of Quebec or UCC applies to the affected Collateral);

(b)
the Agent may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the "Receiver") of the Collateral (which term when used in this Section 19 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term "Agent" when used in this Section 19 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Agent will not be in any way responsible for any misconduct or negligence of any such Receiver;

(c)
the Agent may take possession of the Collateral and require the Grantors to assemble the Collateral and deliver or make the Collateral available to the Agent at such place or places as may be specified by the Agent;

(d)	the Agent may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(e)	the Agent may enforce any rights of the Grantors in respect of the Collateral by any manner permitted by applicable law;

(f)	the Agent may withdraw, or cause the direct withdrawal, of all funds with respect to the Account Collateral;

(g)
the Agent may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Agent may determine and without notice to the Grantors unless required by law and no person dealing with the Agent or its servants shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers which the Agent is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Agent with the Collateral or to see to the application of any money paid to the Agent;

(h)
the Agent may carry on, or concur in the carrying on of, all or any part of the business or undertaking of any Grantor, may, to the exclusion of all others, including such Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by such Grantor and may use all or any of the tools, machinery, equipment and intangibles of such Grantor for such time as the Agent sees fit, free of charge, to carry on the business of such Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product;

(i)	the Agent may accept the Collateral in satisfaction of the Secured Obligations upon notice to the Grantors of its intention to do so in the manner required by applicable law;

(j)
the Agent may, on a non-exclusive basis, occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor for rent in respect of such occupation;

(k)
the Agent may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Agent hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Agent deems reasonable, will be added to and form part of the Secured Obligations hereby secured;

(l)
to the extent permitted by law, the Agent may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Secured Obligations hereby secured;

(m)
the Agent may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Grantors, debtors of the Grantors, sureties and others and with the Collateral and other security as the Agent sees fit without prejudice to the liability of the Grantors to the Agent or the Agent's rights hereunder;

(n)
the Agent will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Agent, the Grantors or any other person, in respect of the Collateral;

(o)
any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 6.04 of the Credit Agreement;

(p)
all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement);

(q)
subject to the provisions of Section 9.06 of the Credit Agreement, the Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account;

(r)
in the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee, to the extent practicable, tangible embodiments of such Grantor's know-how and expertise, and documents relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor; and

(s)
in each case under this Agreement in which the Agent takes any action with respect to the Collateral, including proceeds, the Agent shall provide to the Borrower such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested by the Borrower as a basis for the preparation of the Borrower's financial statements in accordance with GAAP.

SECTION 20	INDEMNITY AND EXPENSES

(a)
Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, trustees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgement by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

(b)
Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

SECTION 21	AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC.

(a)
No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, with respect to any amendment, the Borrower on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)
Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a "Canadian Security Agreement Supplement"), such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the "Collateral" shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Canadian Security Agreement Supplement.

SECTION 22	CONFIDENTIALITY; NOTICES; REFERENCES.

(a)	The confidentiality provisions of Section 9.09 of the Credit Agreement shall apply to all information received by the Agent or any Lender under this Agreement.

(b)	All notices and other communications provided for hereunder shall be delivered as provided in Section 9.02 of the Credit Agreement.

(c)	The definitions of certain terms used in this Agreement are set forth in the following locations:

Account Collateral	Section 1(h)
Additional Grantor	Section 21(b)
Agreement	Preamble
Agreement Collateral	Section 1(g)
Assigned Agreements	Section 1(g)
Borrower	Preamble
Canadian Security Agreement Supplement	Section 21(b)
Collateral	Section 1
Company	Preliminary Statements (1)
Contractual Rights	Section 1
Copyrights	Section 1(i)(iii)
Credit Agreement	Preliminary Statements (1)
Deposit Account Control Agreement	Section 5(a)
Equipment	Section 1(a)
Grantor, Grantors	Preamble
Initial Pledged Debt	Preliminary Statements (2)
Initial Pledged Equity	Preliminary Statements (2)
Intellectual Property Collateral	Section 1(i)
Inventory	Section 1(b)
Investment Property	Section 1(f)(vi)
IP Agreements	Section 1(i)(v)
Obligor	Section 5(a)
Patents	Section 1(i)(i)
Pledged Debt	Section 1(f)(iv)
Pledged Deposit Accounts	Preliminary Statements (3)
Pledged Equity	Section 1(f)(iii)
PPSA	Preliminary Statements (5)
Receivables	Section 1(c)
Receiver	Section 19(b)
Related Contracts	Section 1(c)
Secured Obligations	Section 2
Secured Parties	Section 2
Security Collateral	Section 1(f)
Specified Collateral	Section 6(m)
STA/Recitals	Preliminary Statements (5)
Trademarks	Section 1(i)(ii)
Trade Secrets	Section 1(i)(iii)

SECTION 23	CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT

This Agreement shall create a continuing security interest in the Collateral and shall (a) except as otherwise provided in Section 9.16 of the Credit Agreement, remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns.  Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 9.08 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Canadian Revolving Loans owing to it and the Note or Notes, if any, held by it) to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

SECTION 24	RELEASE; TERMINATION

(a)
Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the security interests granted under this Agreement by such Grantor in such Collateral shall immediately terminate and automatically be released and Agent will promptly deliver at the Grantor's request to such Grantor all certificates representing any Pledged Equity released and all notes and other instruments representing any Pledged Debt, Receivables or other Collateral, and Agent will, at such Grantor's expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) no such documents shall be required unless such Grantor shall have delivered to the Agent, at least five Business Days prior to the date such documents are required by Grantor, or such lesser period of time agreed by the Agent, a written request for release describing the item of Collateral and the consideration to be received in the sale, transfer or other disposition and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents.

(b)
The pledge and security interest granted hereby will be terminated as set forth in Section 9.16(b) of the Credit Agreement and upon such termination all rights to the Collateral shall revert to the applicable Grantor and the Agent will promptly deliver to the applicable Grantors all certificates representing any Pledged Equity or Pledged Debt, Receivables or other Collateral.  Upon any such termination, the Agent will, at the applicable Grantor's expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 25	CURRENCY REFERENCES

Intentionally Deleted

SECTION 26	EXECUTION IN COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or .pdf shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 27	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 28	MARSHALLING

                      Neither the Agent nor the Secured Parties shall be required to marshal any present or future collateral security (including but not limited to the Collateral for, or other assurance of payment of, the Secured Obligations or any of them) or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[Remainder of page intentionally left blank]

6 Monogram Place, Suite 200 Toronto, Ontario, M9R 0A1		KODAK CANADA INC.
Facsimile:	416.761.4399
Attention:	Legal Department	By:	/s/ William G. Love
		Name: Title:	William G. Love Assistant Secretary and Assistant Treasurer

CITICORP NORTH AMERICA, INC. as Agent

By:	/s/ Shane V. Azzara
Name: Title:	Shane V. Azzara Director

Schedule I to the

Canadian Security Agreement

INVESTMENT PROPERTY

Part I

Initial Pledged Equity

Grantor	Issuer of Pledged Equity	Class of Equity Interest	Par Value	Certificate No(s)	Total Number of Shares Outstanding	Number of Shares Pledged	Percentage of Outstanding Shares Pledged
None.

INVESTMENT PROPERTY

Part II

Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Final Maturity
Kodak Canada Inc.	Eastman Kodak Company	Intercompany Receivable	Monthly
Kodak Canada Inc.	Kodak Graphic Communications Canada Company	Intercompany Receivable	Monthly
Kodak Canada Inc.	Qualex, Inc. (United States)	Intercompany Receivable	Monthly

INVESTMENT PROPERTY

Part III

Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No(s)	Other Identification
None over $5,000,000

2

Schedule II to the

Canadian Security Agreement

PLEDGED DEPOSIT ACCOUNTS

CAD ACCOUNTS

Grantor	Name and Address of Bank	Account Number	Contact Name	Contact Information
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Caisse Populaire Desjardins, 14 Place de Commerce Bureau 150, Verdun, Québec Canada H3E IT5	[*]	[*]	[*]

USD ACCOUNTS

Grantor	Name and Address of Bank	Account Number	Contact Name	Contact Information
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]
Kodak Canada Inc.	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]	[*]

[*] Certain confidential information contained in this document has been omitted from public filing pursuant to a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted information, which has been identified with the symbol “[*],” has been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule III to the

Canadian Security Agreement

RECEIVABLES AND AGREEMENT COLLATERAL

Grantor	Note	Description of Receivable	Amount ($M)	Final Maturity
Payee
None over $5,000,000

Schedule IV to the

Canadian Security Agreement

INTELLECTUAL PROPERTY

A.           Patents

No Patents Held for Sale

No Patents

B.           Domain Names and Trademarks

Domain Names:

kodak.ca

kodakgallery.ca

shopkodak.ca

Trademarks – to be provided separately

C.           Copyrights

No Copyrights

D.           Claims

None

Schedule V to the

Canadian Security Agreement

CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Corporation Number
Kodak Canada Inc	Ontario	6 Monogram Place, Suite 200, Toronto, Ontario, M9R 0A1	Corporation	Ontario	001841028

Location of Tangible Personal Property:

4 Place du Commerce, Ste. 100
Montréal, Québec
H3E IJ4

4225 Kincaid St.
Burnaby, British Columbia
V5G 4P5

215 Courtneypark Drive East
Mississauga, Ontario
L5T 2T6

6060 White Hart Lane
Mississauga, Ontario
L5R 3Y4

Schedule VI to the

Canadian Security Agreement

[Reserved]

Schedule VII to the

Canadian Security Agreement

LETTERS OF

CREDIT

Beneficiary (Grantor)	Financial Institution Issuing Letter of Credit	Nominated Person (if any)	Account Party	Number	Maximum Available Amount	Date
None over $5,000,000

Schedule VIII to the

Canadian Security Agreement

EQUIPMENT LOCATIONS

Grantor	Location
None over $5,000,000

Schedule IX to the

Canadian Security Agreement

INVENTORY LOCATIONS

Grantor	Location
None over $5,000,000

Exhibit A to the

Canadian Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated __________, 20_, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favour of Citicorp North America, Inc., as agent (the "Agent") for the Secured Parties (as defined in the Canadian Security Agreement referred to below).

WHEREAS, Eastman Kodak Company, a New Jersey corporation and debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement), and Kodak Canada Inc., an Ontario corporation, have entered into a Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Citicorp North America, Inc., as Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the making of Canadian Revolving Loans by the Lenders under the Credit Agreement, each Grantor has executed and delivered that certain Canadian Security Agreement dated January 20, 2012, made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Canadian Security Agreement").

WHEREAS, under the terms of the Canadian Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the Canadian Intellectual Property Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1	GRANT OF SECURITY

Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

(a)	the patents and patent applications set forth in Schedule A hereto;

(b)	the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby;

(c)
all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(d)
all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e)
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(f)
any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2	SECURITY FOR OBLIGATIONS

The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents and the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents and the Canadian Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3	RECORDATION

Each Grantor authorizes and requests that the applicable government officer record this IP Security Agreement.

SECTION 4	EXECUTION IN COUNTERPARTS

This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

2

SECTION 5	GRANTS, RIGHTS AND REMEDIES

               This IP Security Agreement has been entered into in conjunction with the provisions of the Canadian Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are incorpoarated herein by reference as if fully set forth herein.

SECTION 6	GOVERNING LAW

This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

KODAK CANADA INC.

By:
Name: Title:
Address for Notices:

3

Exhibit B to the

Canadian Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated __________, 20__, is made by the Person listed on the signature page hereof (the "Grantor") in favor of Citicorp North America, Inc., as agent (the "Agent") for the Secured Parties (as defined in the Canadian Security Agreement referred to below).

WHEREAS, Eastman Kodak Company, a New Jersey corporation and debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement), and Kodak Canada Inc., an Ontario corporation, have entered into a Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Citicorp North America, Inc., as Agent, and the Lenders party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Canadian Security Agreement dated January 20, 2012 made by the Grantor and such other Persons to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Canadian Security Agreement") and that certain Intellectual Property Security Agreement dated __________, 20__ (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement").

WHEREAS, under the terms of the Canadian Security Agreement, the Grantor has granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the Canadian Intellectual Property Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1	GRANT OF SECURITY

Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral"):

(a)	the patents and patent applications set forth in Schedule A hereto;

(b)	the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby;

(c)	the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(d)
all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(e)
any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(f)
any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2	SECURITY FOR OBLIGATIONS

The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents and the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3	RECORDATION

The Grantor authorizes and requests that the applicable government officer to record this IP Security Agreement Supplement.

SECTION 4	GRANTS, RIGHTS AND REMEDIES

This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Canadian Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Additional Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5	GOVERNING LAW

This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

2

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By:
Name: Title:
Address for Notices:

3

Exhibit C to the

Canadian Security Agreement

FORM OF CANADIAN SECURITY AGREEMENT SUPPLEMENT

[Date of Canadian Security Agreement Supplement]

Citicorp North America, Inc., as Agent for

the Secured Parties referred to in the

Credit Agreement referred to below

__________

__________

Attn: __________

Kodak Canada Inc.

Ladies and Gentlemen:

Reference is made to (i) the Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among, Eastman Kodak Company, a New Jersey corporation and debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (as defined in the Credit Agreement), and Kodak Canada Inc., an Ontario corporation, as borrowers, the lenders from time to time party thereto, Citicorp North America, Inc., as agent (together with any successor agent appointed pursuant to Article VIII of the Credit Agreement, the "Agent"), and (ii) the Canadian Security Agreement dated January 20, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Canadian Security Agreement") made by the Grantors from time to time party thereto in favor of the Agent for the Secured Parties.  Terms defined in the Canadian Security Agreement and not otherwise defined herein are used herein as defined in the Canadian Security Agreement.

SECTION 1	GRANT OF SECURITY

The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest and a security interest is taken in all of its right, title and interest in and to its Collateral, including without limitation the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively and hereinafter, the undersigned's "Collateral"): all Equipment, Inventory, Security Collateral (including, without limitation, the indebtedness set forth on Schedule A hereto and the securities and securities/deposit accounts set forth on Schedule B hereto), Receivables, Related Contracts, Agreement Collateral, Account Collateral (including, the deposit accounts set forth on Schedule C hereto), Intellectual Property Collateral, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned's Collateral and including without limitation all its present and after acquired personal property, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned's Collateral

(including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.

SECTION 2	SECURITY FOR OBLIGATIONS

The grant of a security interest in, the Collateral by the undersigned under this Canadian Security Agreement Supplement and the Canadian Security Agreement secures the payment of all obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents and the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this Canadian Security Agreement Supplement and the Canadian Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents and the Canadian Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3	REPRESENTATIONS AND WARRANTIES

(a)
The undersigned's exact legal name, location, chief executive office, the jurisdiction in which it has tangible personal property, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule D hereto.

(b)
All Equipment having a value in excess of $5,000,000 and all Inventory having a value in excess of $5,000,000 as of the date hereof of the undersigned is located at the places specified therefor in Schedule H hereto.

(c)	The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule I hereto.

(d)	The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Canadian Security Agreement with respect to itself and the Collateral granted by it.

SECTION 4	OBLIGATIONS UNDER THE CANADIAN SECURITY AGREEMENT

The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Canadian Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Canadian Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned, that each reference to the "Collateral" or any part thereof shall also mean and be a reference to the undersigned's Collateral

2

or part thereof, as the case may be, and that each reference in the Canadian Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

SECTION 5	GOVERNING LAW

This Canadian Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.1

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By:
Title:
Address for Notices:

1 If the Additional Grantor is not concurrently executing a guaranty or other Loan Document containing provisions relating to submission to jurisdiction and jury trial waiver, include them here.

3